UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to HCi Viocare.

Hellenic American Securities S.A.

On May 7, 2015, the Company entered into an Agreement with HELLENIC AMERICAN SECURITIES S.A. (“HAS S.A.”) for the provision of services to firms regarding their capital structure, industry strategy and similar matters (the “Agreement”) HAS S.A. is a Public Limited Stock Brokerage Company, member of the Athens Stock Exchange and Athens Derivative Exchange incorporated in Greece with registered office in Athens.

According to the Agreement which carries a term of one year, HAS S.A. shall provide advice to the Company regarding its capital structure, industry strategy and similar matters, as well as advice and services regarding mergers and acquisitions under the Greek Law, an introduction of the Company’s securities to Greek and Foreign Investors, both Private and Institutional ones as well as preparation of analyses for the Company which will be circulated to various websites and media groups.

HAS S.A. is entitled to the following consideration under the Agreement:

1.	$3000 per month or its current equivalent in Euro, plus applicable VAT, payable monthly on the first day of the month, for each quarter;
2.
Issuance of 24,000 restricted shares of the Company’s common stock quarterly (the “Shares”), payable in monthly installments as to 8,000 shares per month, to be issued and delivered within 10 days after the 1st of each month.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Addendum to April 17, 2014 Acquisition Agreement with Christos Kapatos

On May 8, 2015, the Company through its wholly owned subsidiary company HCi VioCare Technologies Limited entered into an agreement with Dr. Christos Kapatos, to amend the acquisition agreement (“Amendment of Acquisition Agreement”) dated April 17, 2014, originally filed with the Securities and Exchange Commission on Form 8-K as of May 6, 2014.  Under the Amendment of Acquisition Agreement, the parties agreed, among certain other terms and conditions, to the issuance of one million restricted shares of the common stock of the Company as additional consideration.

A copy of the Amendment of Acquisition Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Extension to Consulting Agreements

On May 1, 2015, the Company approved a one-year extension of the three consulting agreements entered into with Dr. Christos Kapatos, Professor William Sandham and Professor Stephan Solomonidis on April 16, 2014 and originally filed on Form 8-K with the Securities and Exchange Commission on Form 8-K as of May 6, 2014.

A copy of each of the three addendums to the consulting agreements is filed as Exhibit 10.3 to this Current Report on Form 8-K.

ITEM 3.02         Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Regulation S of the Securities Act of 1933, as amended, (“Securities Act”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. HAS S.A. and Dr. Kapatos are not a US person, as defined in Regulation S, and are not acquiring the securities for the account or benefit of a US person.

SECTION 8.

ITEM 8.01  OTHER EVENTS

On May 8, 2015 the Company approved an amendment to the term of the scientific advisory agreements with the four members of the Scientific Advisory Board originally entered into on April 15, 2014 and filed on Form 8-K with the Securities and Exchange Commission as of May 6, 2014, in order to extend the term to April 15, 2016.

A copy of each the three addendums to the scientific advisory agreements is filed as Exhibit 10.4 to this Current Report on Form 8-K.

SECTION 9.   FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit no.	Description
10.1	The Agreement with HELLENIC AMERICAN SECURITIES S.A. dated May 7, 2015	Filed herewith
10.2	The Amendment of Acquisition Agreement between HCi VioCare Technologies Limited and Dr. Christos Kapatos dated May 8, 2015	Filed herewith
10.3	The Addendums to the Consulting Agreements of 16.04.2014with Dr. Christos Kapatos, Professor William Sandham and Professor Stephan Solomonidis dated May 1, 2015	Filed herewith
10.4	The amendments to the scientific advisory agreements, dated May 8, 2015	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: May 13, 2015	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO, and Director